Exhibit 5.1

[LETTERHEAD OF SEYFARTH SHAW LLP]

October 2, 2012

Nanosphere, Inc.

4088 Commercial Avenue

Northbrook, IL 60062

Re:	$100,000,000 Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Nanosphere, Inc., a Delaware corporation (the “Company”), in connection with the registration of $100,000,000 aggregate principal amount of shares of common stock, par value $0.01 per share (“Common Stock”), shares of preferred stock, par value $0.01 per share (“Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock (“Warrants”), stock purchase contracts (“SPCs”) and stock purchase units (“SPUs”) of the Company (each a “Security” and collectively, the “Securities”) under the Securities Act of 1933, as amended (the “Securities Act”), by the Company on a registration statement on Form S-3, File No. 333-183916 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2012. You have requested our opinion with respect to the matters set forth below.

In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the Second Amended and Restated Certificate of Incorporation of the Company as in effect on the date hereof (the “Charter”);

(ii)	the By-Laws of the Company (the “By-Laws”);

(iii)	that certain registration rights agreement by and between the Company and certain of its stockholders as in effect on the date hereof, including all such amendments, supplements and waivers thereto;

(iv)	the Registration Statement and all exhibits thereto;

(v)	a status certificate of the Secretary of State of the State of Delaware, dated as of a recent date, to the effect that the Company is duly incorporated and validly existing under the laws of the State of Delaware and is duly authorized to transact business in the State of Delaware;

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(vi)	a status certificate of the Secretary of State of the State of Illinois, dated as of a recent date, to the effect that the Company is a foreign corporation duly qualified and authorized to conduct business in the State of Illinois; and

(vii)	such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us are true, correct and complete both when made and as of the date hereof;

(e)	the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors or the Financing Committee of the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the Charter, Bylaws and applicable law;

(f)	the number of each class of Securities to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of Securities of the same class issuable upon exercise, conversion or exchange of any such Securities will not, in the aggregate, exceed the number of shares of each such class of Securities authorized in the Charter;

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(g)	none of the terms of any of the Securities or any agreements related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

(h)	the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Delaware law; and

(i)	the Registration Statement has been filed with the Commission and the Registration Statement and any and all Prospectus Supplement(s) required by applicable laws have been effective under the Securities Act, except with respect to the opinion expressed in paragraph no. 3 below which is not subject to this assumption.

The scope of this opinion is limited to the federal laws of the United States of America and the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1)	Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2)

Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other series of Preferred Stock issued and outstanding or classified but not yet issued; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such series of Preferred Stock; (d) filing

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by the Company with the Secretary of State of the State of Delaware of a certificate of designations setting forth a description of each such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Secretary of State of the State of Delaware of such certificate of designations; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion or exchange of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 1 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock, and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3)	The Company has the corporate power to enter into SPCs and SPUs.

4)	Upon: (i) completion of the procedures substantially similar to those set forth in Paragraphs 1 and 2 above for the issuance of shares of any series of Preferred Stock; (ii) approval by the Board of Directors of a stock purchase agreement relating to any series of SPCs or SPUs and due authorization by the Board of Directors of the delivery of the SPCs or SPUs pursuant to such agreement; (iii) due execution of such stock purchase agreement on behalf of the Company; and (iv) compliance with the conditions established by the Board of Directors for the delivery of the SPCs or SPUs, such SPCs or SPUs may be delivered by or on behalf of the Company and will be legal, valid and binding obligations of the Company.

5)

Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the execution and delivery by the Company of a warrant agreement relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the

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Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the shares of Common Stock and/or the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in Paragraphs 1 and 2 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants and the Warrants will be legal, valid and binding obligations of the Company.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof and any amendments or supplements thereto, as incorporated by reference in the Registration Statement.

This opinion is rendered to the Company and for its benefit in connection with the registration of the Securities under the Registration Statement.

Very truly yours,

/s/ SEYFARTH SHAW LLP